Exhibit 99.5

ADHERENCE AGREEMENT

THIS ADHERENCE AGREEMENT is made as of May 1, 2020 (the “Agreement”), by (i) Hangzhou Yutao Capital Co., Ltd (杭州煜韬资产管理合伙企业（有限合伙）) (the “Additional Sponsor”), (ii) Guosheng Qi (the “Chairman”), (iii) Generation Gospel Limited, a British Virgin Islands business company wholly-owned by the Chairman (together with the Chairman, the “Chairman Parties”), (iv) Guofa Yu, (v) Garden Enterprises Ltd., a British Virgin Islands business company wholly-owned by Guofa Yu, (vi) Fairy Spirit Limited, a British Virgin Islands business company controlled by the Chairman (together with Guofa Yu, Garden Enterprises Ltd. and the Chairman Parties, the “Management Parties”), (vii) Beta Dynamic Limited, a British Virgin Islands business company (the “Initial Sponsor”), and (viii) Shenzhen Qianhai Banyan Capital Investment & Management Co., Ltd (the “First Additional Sponsor”, collectively with the Management Parties and the Initial Sponsor, the “Existing Members”).

WHEREAS, on July 15, 2019, the Management Parties and the Initial Sponsor entered into a consortium agreement (the “Consortium Agreement”) and propose to undertake an acquisition transaction (the “Transaction”) with respect to Gridsum Holding Inc., an exempted company incorporated under the laws of the Cayman Islands and listed on the NASDAQ Global Select Market (the “Target”), pursuant to which the Target would be delisted from NASDAQ Global Select Market and deregistered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”);

WHEREAS, Additional Sponsor(s) may be admitted to the Consortium in the sole discretion of the Chairman pursuant to Section 1.3(e) of the Consortium Agreement; provided that any Additional Sponsor admitted to the Consortium shall execute an adherence agreement to the Consortium Agreement in form and substance to be agreed by the parties to the Consortium Agreement;

WHEREAS, the First Additional Sponsor was admitted to the Consortium as an Additional Sponsor by the Chairman pursuant to an adherence agreement dated November 15, 2019;

WHEREAS, the Additional Sponsor now wishes to participate in the Transaction contemplated under the Consortium Agreement, to sign this Agreement, and to be bound by the terms of the Consortium Agreement as a party thereto; and

WHEREAS, the Chairman now wishes to admit the Additional Sponsor in the Consortium on behalf of the Consortium.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS AND CONSTRUCTION

1.1	Definitions. Capitalized terms used but not defined herein shall have the meaning set forth in the Consortium Agreement.

1.2	Construction. This Agreement shall be incorporated into the Consortium Agreement as if expressly incorporated into the Consortium Agreement.

2.	UNDERTAKINGS

2.1

Assumption of Obligations. The Additional Sponsor undertakes to each Party to the Consortium Agreement that it will, with effect from the date hereof, perform and comply with each of the obligations of an Additional Sponsor, a Sponsor, or a Party (as applicable) as if it had been an Additional Sponsor, a Sponsor, or a Party (as applicable) to the Consortium Agreement at the date of execution thereof and the Existing Members agree that where there is a reference to an “Additional Sponsor”, a “Sponsor” or a “Party” it shall be deemed to include a reference to the Additional Sponsor and with effect from the date hereof, all the rights of an Additional Sponsor, a Sponsor or a Party provided under the Consortium Agreement will be accorded to the Additional Sponsor as if the Additional Sponsor had been an Additional Sponsor, a Sponsor or a Party (as applicable) under the Consortium Agreement at the date of execution thereof.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties. The Additional Sponsor hereby represents and warrants, on behalf of itself only, to the other Parties that:

(a)	it has the requisite power and authority to execute, deliver and perform this Agreement;

(b)

the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary action on the part of the Additional Sponsor and no additional proceedings are necessary to approve this Agreement;

(c)	this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of the Additional Sponsor enforceable against it in accordance with the terms hereof;

(d)

its execution, delivery and performance (including the provision and exchange of information) of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any material contract or agreement to which the Additional Sponsor is a party or by which the Additional Sponsor is bound, or any office the Additional Sponsor holds, (ii) violate any order, writ, injunction, decree or statute, or any rule or regulation, applicable to the Additional Sponsor or any of its properties and assets, or (iii) result in the creation of, or impose any obligation on the Additional Sponsor to create, any lien, charge or other encumbrance of any nature whatsoever upon the Additional Sponsor’s properties or assets;

(e)

no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Additional Sponsor; and

(f)

as of the date of this Agreement, (i) the Additional Sponsor holds (A) of record the number of outstanding Target Ordinary Shares set forth under the heading “Shares Held of Record” next to its name on Schedule A hereto (specifying the number held as ordinary shares and in the form of ADSs), and (B) the other Securities of the Target set forth under the heading “Other Securities” next to its name on Schedule A hereto, in each case free and clear of any encumbrances or restrictions; (ii) the Additional Sponsor has the sole right to control the voting and disposition of the Target Ordinary Shares (if any) and any other Securities (if any) held by the Additional Sponsor; and (iii) the Additional Sponsor does not own, directly or indirectly, any Target Ordinary Shares or other Securities other than as set forth on Schedule A hereto.

For purposes of this Section 3.1, “owns” means the relevant Party (x) is the record holder of such security or (y) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

3.2

Reliance. The Additional Sponsor acknowledges that the Existing Members have entered into this Agreement on the basis of and reliance upon (among other things) the representations and warranties in Section 3.1 given by the Additional Sponsor and have been induced by them to enter into this Agreement.

4.	EXCLUSIVITY PERIOD

4.1

Extension of Exclusivity Period. The Additional Sponsor and the Existing Members, being all Parties to the Consortium Agreement, hereby agree that the first paragraph of Section 4.1 (Exclusivity Period) of the Consortium Agreement shall be deleted in its entirety and replaced with the following:

“During the period beginning on the date hereof and ending on the earlier of (i) October 31, 2020 and (ii) the termination of this Agreement pursuant to Section 5.2 (the “Exclusivity Period”), each Party shall, and shall cause its Affiliate:”.

5.	NOTICES

5.1

Any notice, request, instruction or other document to be provided hereunder by any party hereto to another party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile, overnight courier or electronic mail, to the address provided under such other party’s signature page hereto, or to such other address or facsimile number or electronic mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

6.	MISCELLANEOUS

6.1

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

6.2	Dispute Resolution. Section 9.9 of the Consortium Agreement shall apply mutatis mutandis to this Agreement.

6.3

Specific Performance. Each party hereto acknowledges and agrees that the other parties hereto would be irreparably injured by a breach of this Agreement by it and that money damages alone are an inadequate remedy for actual or threatened breach of this Agreement. Accordingly, each party hereto shall be entitled to bring an action for specific performance and/or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Agreement, in addition to all other rights and remedies available at law or in equity to such party, including the right to claim money damages for breach of any provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Hangzhou Yutao Capital Co., Ltd (杭州煜韬资产管理合伙企业（有限合伙）)

By:	/s/ Zhang Chuanjun
Name:	Zhang Chuanjun
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Duan Han
Address:	Rm B1117, No. 22 Dongsishitiao(jia) Dongcheng District, Beijing, People’s Republic of China, 100007

[Adherence Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

SHENZHEN QIANHAI BANYAN CAPITAL INVESTMENT & MANAGEMENT CO., LTD

By:	/s/ Xiangming Qu
Name:	Xiangming Qu
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Xiangming Qu
Address:	NO 8E Building3 Jinsenianhua Liantang Luohu Dist. Qianhai Shenzhen People’s Republic of China 518000

[Adherence Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Guosheng Qi

/s/ Guosheng Qi

Generation Gospel Limited

By:	/s/ Guosheng Qi
Name:	Guosheng Qi
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Guosheng Qi
Address:	c/o South Wing, High Technology Building No. 229 North 4th Ring Road Haidian District, Beijing 100083 People’s Republic of China

[Adherence Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Guofa Yu

/s/ Guofa Yu

Garden Enterprises Ltd.

By:	/s/ Guofa Yu
Name:	Guofa Yu
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Guofa Yu
Address:	c/o South Wing, High Technology Building No. 229 North 4th Ring Road, Haidian District, Beijing 100083 People’s Republic of China

[Adherence Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Fairy Spirit Limited

By:	/s/ Guosheng Qi
Name:	Guosheng Qi
Title:	Authorized Signatory

Notice shall be provided to:

Attention:	Guosheng Qi
Address:	c/o South Wing, High Technology Building, No. 229 North 4th Ring Road Haidian District, Beijing 100083 People’s Republic of China

[Adherence Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Beta Dynamic Limited

By:	/s/ CHEUNG Siu Fai
Name:	CHEUNG Siu Fai
Title:	Authorized Signatory

Notice shall be provided to:

Attention:
Address:	c/o 3607-09, 36/F ICBC Tower 3 Garden Road, Central Hong Kong

[Adherence Agreement Signature Page]

Schedule A

	Shares Held of Record
Party	Ordinary Shares (including options to purchase Ordinary Shares)	ADSs	Other Securities
Hangzhou Yutao Capital Co., Ltd	0	0	0

[Schedule A to Adherence Agreement]